Exhibit (n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 9, 2026 with respect to the consolidated financial statements of Monroe Capital Enhanced Corporate Lending Fund for the year ended December 31, 2025 which are contained in this Registration Statement. We consent to the use of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the captions “Experts” and “Financial Statements.”
/s/ Grant Thornton LLP
Chicago, Illinois
March 12, 2026

1